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                          CERTIFICATE OF INCORPORATION

                                       OF

                              IgX SCIENTIFIC CORP.

                                   ARTICLE I.

         The name of the corporation is IgX Scientific Corp.

                                   ARTICLE II.

         The address of the registered office of the corporation in the State of Delaware is 15 East North Street, County of Kent, Dover, Delaware 19903-0899. The name of its registered agent at such address is Incorporating Services, Ltd.

                                  ARTICLE III.

         The name and mailing address of the incorporator is Kenneth D. Polin, Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P., 101 West Broadway, Seventeenth Floor, San Diego, California 92101.

                                   ARTICLE IV.

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE V.

         A. Classes of Stock. The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is three hundred thousand (300,000) shares. Two hundred thousand (200,000) shares shall be Common Stock, $0.01 par value, and one hundred thousand (100,000) shares shall be Preferred Stock, $0.01 par value, of which ten thousand (10,000) shares shall be designated as "Series A Preferred Stock."

         B. Rights, Preferences, Privileges and Restrictions of Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below in this Article V, Section B. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or this Certificate of Incorporation of the corporation, as may be amended from time to time (the "Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent) or senior to any of those of any present or future class or series of Common Stock or Preferred Stock. Subject to compliance with the applicable Protective Provisions, the Board of Directors is also authorized to increase or


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decrease the number of shares of any series (other than the Series A Preferred
Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         1. Dividend Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, if and when declared by the Board of Directors, pari passu with any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the corporation) on the Common Stock of the corporation.

         2. Liquidation. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, including, without limitation, (i) the acquisition of the corporation by another entity by means of any transaction or series of related transactions approved by a majority of the holders of the Series A Preferred Stock (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation) or (ii) a sale of all or substantially all of the assets of the corporation approved by a majority of the holders of the Series A Preferred Stock; unless the stockholders of record of the corporation as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the acquisition or sale or otherwise of the corporation) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity, and subject to the rights of series of Preferred Stock that may from time to time come into existence, each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock pursuant to Section 3 below, and the assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock).

         3. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such stock, into fully paid and nonassessable shares of Common Stock on a 1:1 basis (the "Conversion Rate"); provided, however, that the Conversion Rate for the Series A Preferred Stock shall be subject to adjustment as set forth in Section 3(d) below.

            (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such Series A Preferred Stock immediately upon the earlier of (i) except as provided below in Section 3(c), the sale by the corporation of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, or (ii) a liquidation event as set forth in Section 2 above.

            (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates


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therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

            (d) Conversion Rate Adjustments for Stock Splits and Stock Dividends. The Conversion Rate of the Series A Preferred Stock shall be proportionately increased or decreased to reflect stock splits and stock dividends with respect to outstanding shares of Common Stock of the corporation.

            (e) Other Distributions. In the event the corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the corporation or other persons or other assets (excluding cash dividends), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

            (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or Section 2 above) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Rate then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

            (g) No Impairment. Without the consent of the then outstanding shares of Preferred Stock, the corporation will not, by amendment of this Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.


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            (h) No Fractional Shares and Certificate as to Adjustments.

                (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Rate of Series A Preferred Stock pursuant to this Section 3, the corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Rate for such series of Preferred Stock at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

            (i) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

            (j) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

            (k) Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the corporation.

         4. Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the


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holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders meeting in accordance with the bylaws of the corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         5. Protective Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

            (a) sell, convey or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

            (b) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Common Stock or Series A Preferred Stock or create any new series or class having rights, privileges or preferences senior to or pari passu with the Series A Preferred Stock;

            (c) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

            (d) amend the Certificate of Incorporation or bylaws of the corporation or otherwise alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the Series A Preferred Stock;

            (e) pay any cash dividends;

            (f) issue any security or note or other evidence of indebtedness which has an equity-type feature, profit participation feature or may be purchased as a part of an investment unit if such security also ranks on parity with or is superior to the Series A Preferred Stock in its priority with respect to distribution of assets in the liquidation, dissolution or winding up of the corporation, its conversion price or any other right, privilege or preference;

            (g) sell or issue any shares of Common Stock or securities convertible into shares of Common Stock for consideration other than cash except pursuant to a stock option or similar plan;

            (h) make any loans, guaranties, enter into joint ventures or invest in partially-owned subsidiaries requiring a potential commitment of funds by the corporation in the aggregate in excess of $250,000 in any twelve (12) month period;


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            (i) create or purchase any subsidiary;

            (j) dispose of more than ten percent (10%) of the assets of the corporation in any twelve (12) month period (excluding dispositions in the ordinary course of business);

            (k) engage in any business other than those presented in the corporation's most recent business plan presented to the holders of Series A Preferred Stock;

            (l) repurchase any Common Stock or options with respect thereto other than those repurchased under repurchase and/or vesting agreements approved by the Board of Directors;

            (m) engage in any transactions with officers, directors, stockholders or affiliates of the corporation (or a family member of any such person) which may be considered less than arm's length transactions and that materially and adversely affect the corporation;

            (n) select a certified public accounting firm which will serve as the auditor for the corporation;

            (o) establish or modify an employee stock option, pension, profit-sharing or similar plan;

            (p) pledge, mortgage or hypothecate any or all of the assets of the corporation with a value in excess of $100,000 in any twelve (12) month period; or

            (q) grant or issue any registration rights with respect to the capital stock of the corporation or any security convertible thereto.

            6. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 3 above, the shares so converted shall be cancelled and shall not be issuable by the corporation. The Certificate of Incorporation of the corporation shall be appropriately amended to effect the corresponding reduction in the authorized capital stock of the corporation.

         C. Common Stock.

            1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

            2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Article IV, Section B.2 above.

            3. Redemption. The Common Stock is not redeemable.


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            4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders meeting in accordance with the bylaws of the corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE VI.

         Except as otherwise provided herein, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the corporation, but the stockholders may make additional bylaws and may repeal, alter, amend or rescind any bylaw whether adopted by them or otherwise.

                                  ARTICLE VII.

         The number of directors of the corporation shall be fixed from time to time by, or in the manner provided in, the bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VIII.

         Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

                                   ARTICLE IX.

         Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provisions contained in applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

                                                    ARTICLE X.

         Directors and officers of the corporation shall, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director or officer derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article X to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the personal liability of directors or officers of the corporation shall be further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law. Any repeal or modification of any of the foregoing provisions by the stockholders of the corporation, or the adoption of any provision hereof inconsistent with this
Article X, shall not adversely affect any right or protection of directors or officers of the corporation existing at the time of, or increase the liability of directors and officers of the corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification.


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                                   ARTICLE XI.

         Each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified (including, without limitation, advancement of expenses) by the corporation as of right, to the fullest extent permitted or authorized by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, against any liability, cost or expense asserted against such director or officer and incurred by such director or officer in any such person's capacity as a director or officer, or arising out of any such person's status as a director or officer, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to the limits created by applicable Delaware law (whether statutory or non-statutory) with respect to actions for breach of duty to the corporation, its stockholders and others. The corporation may, but shall not be obligated to, maintain insurance, at its expense, to protect itself and any such person against any such liability, cost or expense. Any repeal or modification of any of the foregoing provisions by the stockholders of the corporation, or the adoption of any provision hereof inconsistent with this Article XI, shall not adversely affect any right or protection of directors or officers of the corporation existing at the time of, or increase the liability of directors and officers of the corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification.

                                  ARTICLE XII.

         The corporation reserves the right to amend, alter, change or repeal any provision contained herein in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors and officers of the corporation herein are granted subject to such revision.

                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, the undersigned hereby certifies under penalty of perjury that he has read the foregoing Certificate of Incorporation of IgX Scientific Corp. and knows the contents thereof, that it is his act and deed and that the facts stated therein are true.

Dated: August 4, 1998.


                                -------------------------------------------
                                Kenneth D. Polin


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                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                             IgX SCIENTIFIC CORP.


         The undersigned, being the sole incorporator of IgX Scientific Corp., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify that:

         FIRST: The sole incorporator of the corporation has duly adopted the following resolution setting forth the amendment to the Certificate of Incorporation of the corporation:

         "RESOLVED, that Article I of the Certificate of Incorporation be and hereby is amended to read in its entirety as follows:

         The name of the corporation is IgX Oxford Hepatitis Corp."

         SECOND: The corporation has not received any payment for any of its stock and that the foregoing amendment was adopted in accordance with the applicable provisions of Section 241 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned hereby certifies under penalty of perjury that he has read the foregoing Certificate of Amendment of Certificate of Incorporation of IgX Scientific Corp. and knows the contents thereof, that it is his act and deed and that the facts stated therein are true.

Dated:  August 17, 1998.




                            ------------------------------------------------
                            Kenneth D. Polin, Sole Incorporator